EXHIBIT 15.1

[PwC Letterhead]

June 19, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 2, 2005 on our review of interim financial information of Southern Copper Corporation for the three month periods ended March 31, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 is included in its Registration Statement dated June 20, 2006.

PricewaterhouseCoopers, S.C.

Mexico City,
June 19, 2006